                                                                  Exhibit 12.2



                                POWER OF ATTORNEY


         KNOW ALL PERSON BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ADRIAN A. JOSEPH as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign NURESCELL INC.'s Form 10-KSB report for the year ended March 31, 1999 and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person and hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                                   TITLE                                                DATE
---------                                   -----                                                ----
/s/ William A. Wilson                       Chairman of the Board                                June 12, 1999
---------------------
William A. Wilson

/s/ Rita M. Lavelle                         Director and Vice President - Marketing              June 16, 1999
-------------------
Rita M. Lavelle

/s/ John R. Longenecker                     Director and Vice President - Operations             June 16, 1999
-----------------------
John R. Longenecker

/s/ Sharon Nitka                            Director, Chief Financial Officer and Secretary      June 16, 1999
----------------
Sharon Nitka

